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                            PORTER & HEDGES, L.L.P.
                                ATTORNEYS AT LAW
                           700 LOUISIANA, 35TH FLOOR
                           HOUSTON, TEXAS  77002-2764
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                           TELECOPIER (713) 228-1331
                            TELEPHONE (713) 226-0600

                                                             MAILING ADDRESS:
                                                              P.O. BOX 4744
                                                          HOUSTON, TX 77210-4744


                                March 6, 1996



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

      Re:   Gundle/SLT Environmental, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Gundle/SLT Environmental, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 1,750,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). In such capacity, we have examined the certificate of incorporation, as amended, the bylaws, and corporate proceedings of the Company, and based on such examination and having regard for applicable legal principles, it is our opinion the Shares to be offered and sold pursuant to the Registration Statement will be validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.


                                          PORTER & HEDGES, L.L.P.


                                      /s/ PORTER & HEDGES, L.L.P.